Exhibit 99.1
ADVENTRX PHARMACEUTICALS REPORTS FIRST QUARTER 2008
FINANCIAL RESULTS
Conference call scheduled for May 12, 2008 at 1:30 p.m. (Pacific Time); simultaneous webcast at
www.adventrx.com
SAN DIEGO – May 12, 2008 – ADVENTRX Pharmaceuticals, Inc. (Amex: ANX), a biopharmaceutical company focused on in-licensing, developing and commercializing proprietary product candidates primarily for the treatment of cancer and infectious disease, today reported financial results for the first quarter ended March 31, 2008.
“We continue to make progress towards our 2008 corporate objectives. Last month, we initiated patient enrollment in our registrational bioequivalence clinical study of ANX-514 and we are diligently continuing the preparation of our New Drug Application for ANX-530, which we anticipate submitting around the end of the year” stated Evan M. Levine, Chief Executive Officer and President of ADVENTRX.
“In addition, during the last quarter, we strengthened our team by adding long-time board member Mark Bagnall as Executive Vice President and Chief Financial Officer and Jose Hechavarria as Vice President of Manufacturing,” Mr. Levine continued. “Eric Rowinski, Executive Vice President and Chief Medical Officer of Imclone, also joined our Board of Directors and we expect he will play an active role advising the Company as we continue to advance our oncology product candidates. We are committed to building the team that can secure approval for and commercialize our lead product candidates, and view these additions as evidence of our success in achieving this goal.”
Three-Month Period Ended March 31, 2008 Operating Results
ADVENTRX’s net loss was $5.9 million, or $0.07 per share, for the three-month period ended March 31, 2008, compared to a net loss of $5.1 million, or $0.06 per share, for the same period in 2007. Included in the net loss for the three-month period ended March 31, 2008 were non-cash, share-based compensation expenses amounting to $644,000, compared to $645,000 for the same period in 2007.
Research and development, or R&D, expenses increased by $435,000, or 13%, to $3.8 million for the three-month period ended March 31, 2008, from $3.4 million for the same period a year ago. The increase was primarily due to a $985,000 increase in expenses related to external research-related manufacturing and regulatory and quality assurance activities related to ANX-530 and ANX-514, a $365,000 increase in personnel and related costs and a $283,000 increase in expenses related to external clinical trial activities related to ANX-514. The increase was offset in part by an $842,000 decrease in external clinical trial expenses related to ANX-530 and ANX-510, or CoFactor®, and a $284,000 decrease in expenses related to external preclinical activities. R&D expenses for the three-month period ended March 31, 2008 included non-cash, share-based compensation expense amounting to $306,000, compared to $254,000 for the same period a year ago.
Selling, general and administrative, or SG&A, expenses decreased by $444,000, or 16%, to $2.4 million for the three-month period ended March 31, 2008, from $2.8 million for the same period a year ago. The decrease was primarily due to a $274,000 decrease in consulting fees related to market research and brand name development for ANX-530 and a $213,000 decrease in patent application expenses. SG&A expenses for the three-month period ended March 31, 2008 included non-cash, share-based compensation expenses amounting to $338,000, compared to $391,000 for the same period a year ago.
Interest income amounted to $299,000 for the three-month period ended March 31, 2008, compared to $622,000 for the same period a year ago.

Balance Sheet Highlights
As of March 31, 2008, the Company had cash, cash equivalents and investments in securities totaling $28.8 million, with cash and cash equivalents of $20.3 million and short-term investments in securities of $8.5 million. Stockholders’ equity amounted to $25.8 million as of March 31, 2008.
Conference Call and Webcast
ADVENTRX management will host a conference call with simultaneous webcast to discuss first quarter results, provide a corporate update and take investors’ questions today at 1:30 p.m. Pacific/4:30 p.m. Eastern Time. Evan M. Levine, Chief Executive Officer and President, and Mark N.K. Bagnall, Chief Financial Officer and Executive Vice President, are scheduled to lead the call and will be joined by other members of the Company’s senior management. The conference call may be accessed by dialing (888) 215-7013 for domestic callers and (913) 312-1235 for international callers. The webcast will be available live via the Internet by accessing ADVENTRX’s website at www.adventrx.com under “Investors”. Replays of the webcast will be available on ADVENTRX’s website for 30 days and a phone replay will be available through May 17, 2008 by dialing 888-203-1112 and entering the pass code 5439297.
About ADVENTRX Pharmaceuticals
ADVENTRX Pharmaceuticals is a biopharmaceutical company focused on in-licensing, developing and commercializing proprietary product candidates primarily for the treatment of cancer and infectious disease. The Company seeks to improve the performance and commercial potential of existing treatments by addressing problems associated with these treatment regimens. More information can be found on the Company’s website at www.adventrx.com.
Forward Looking Statements
ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks and assumptions that, if they materialize or do not prove to be accurate, could cause ADVENTRX’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that ADVENTRX will be unable to raise sufficient capital to fund the projects necessary to meet its anticipated or stated goals and milestones; the risk that preclinical results are not indicative of the success of subsequent clinical trials and the results of pending clinical trials; the potential for ADVENTRX’s product candidates to receive regulatory approval for one or more indications on a timely basis or at all, and the uncertain process of seeking regulatory approval; other difficulties or delays in developing, testing, manufacturing, obtaining regulatory approval for and marketing ADVENTRX’s product candidates; the potential for regulatory authorities to require additional preclinical work or other clinical requirements to support regulatory filings; the market potential for ADVENTRX’s product candidates and ADVENTRX’s ability to compete in those markets; the scope and validity of patent protection for ADVENTRX’s product candidates; patent and non-patent exclusivity covering Navelbine® and Taxotere®; and other risks and uncertainties more fully described in ADVENTRX’s press releases and periodic filings with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at www.sec.gov.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. ADVENTRX does not intend to update any forward-looking statement as set forth in this press release to reflect events or circumstances arising after the date on which it was made.
Investor Contact:
ADVENTRX Pharmaceuticals
Ioana C. Hone
858-552-0866

ADVENTRX Pharmaceuticals, Inc. and Subsidiaries
(A Development Stage Enterprise)
Summary Condensed Consolidated Financial Information
(In 000s except for per share data)
Consolidated Statement of Operations Data:

	Quarters Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
Revenues	$—	$500

Operating expenses:
Research and development	3,820	3,385
Selling, general and administrative	2,365	2,809
Depreciation and amortization	47	52

Total operating expenses	6,232	6,246

Loss from operations	(6,232)	(5,746)

Interest income	299	622

Loss before income taxes	(5,933)	(5,124)

Provision for income taxes	—	—

Net loss	$(5,933)	$(5,124)

Net loss per share – basic and diluted	$(0.07)	$(0.06)

Weighted average shares – basic and diluted	90,253	89,677
Balance Sheet Data:

	March 31,	December 31,
	2008	2007
	(unaudited)	(audited)
Total cash and investments in securities	$28,807	$33,463
Net working capital	25,384	30,658
Total assets	29,854	34,542
Total liabilities	4,102	3,507
Stockholders’ equity	25,752	31,035